Filed in the Office of	Business Number E0394412011-1
Barbara K. Cegavske	Filing Number 20211445798
Secretary of State State Of Nevada	Filed On 5/7/2021 12:21:00 PM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:

Name of entity as on file with the Nevada Secretary of State:

Keldarina Corp

Entity or Nevada Business Identification Number (NVID): E0394412011-1

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

- [ ] Certificate to Accompany Restated Articles or Amended and Restated Articles
  - [ ] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
    The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
  - [ ] Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6)

- [ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)
  The undersigned declare that they constitute at least two-thirds of the following:
  (Check only one box) [ ] incorporators [ ] board of directors
  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

- [x] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 95%

- [ ] Officer's Statement (foreign qualified entities only) -
  Name in home state, if using a modified name in Nevada:

  Jurisdiction of formation:

  Changes to takes the following effect:
  - [ ] The entity name has been amended.
  - [ ] Dissolution
  - [ ] The purpose of the entity has been amended.
  - [ ] Merger
  - [ ] The authorized shares have been amended.
  - [ ] Conversion
  - [ ] Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: x The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The name of the corporation is ZHRH Corporation. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — PRESIDENT Signature of Officer or Authorized Signer — Title X [signature] — TREASURER Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

WRITTEN CONSENT OF

SOLE MEMBER OF THE BOARD OF DIRECTORS

AND

MAJORITY SHAREHOLDER

OF

KETDARINA CORP.

TO

ADOPTION OF ACTIONS AND RESOLUTIONS

The undersigned persons and entities, being the sole member of the Board of Directors (the "**Board**") and the majority shareholder, respectively, of Ketdarina Corp., a Nevada corporation (the "**Corporation**"), do hereby expressly and irrevocably consent to the adoption of the following actions and resolutions effective as of May __, 2021:

WHEREAS, that this Corporation amend Section 1. of its corporate Charter in the State of Nevada, so that, as amended, said Section 1. Shall be and read as follows:

1. The name of this Corporation is ZHRH CORPORATION

and

RESOLVED, that any and all actions to be taken and/or that have been taken by the sole director and officer of the Corporation in connection herewith and therewith be, and each such action hereby is, in all respects ratified, confirmed, authorized and approved.

IN WITNESS WHEREOF, the undersigned sole member of the Board of Directors and majority shareholder, have hereunto signed our names and adopted the above Resolutions as of the above date, and hereby direct that a signed copy of this written Consent be filed with the minutes of the proceedings of the board of directors and the shareholders of the Corporation.

CALGARY THUNDER BAY LIMITED,

Owner of 95.0% of the Corporation's common shares

Brett Lovegrove, Sole Director

Xuejiao Fang, 100% owner

WRITTEN CONSENT OF

SOLE MEMBER OF THE BOARD OF DIRECTORS

ADOPTION OF ACTIONS AND RESOLUTIONS

The undersigned person, being the sole member of the Board of Directors (the "**Board**") of Ketdarina Corp., a Nevada corporation (the "**Corporation**"), do hereby expressly and irrevocably consent to the adoption of the following actions and resolutions effective as of May 3, 2021:

RESOLVED, that Brett Lovegrove be, and he hereby is, appointed as the Treasurer/CFO and Secretary of this Corporation, to serve in such capacities until the next Annual Shareholder Meeting, or until his successor be duly qualified and appointed; and

RESOLVED, that any and all actions to be taken and/or that have been taken by the sole director and officer of the Corporation in connection herewith and therewith be, and each such action hereby is, in all respects ratified, confirmed, authorized and approved.

IN WITNESS WHEREOF, the undersigned sole member of the Board of Directors has hereunto signed his name and adopted the above Resolutions as of the above date, and hereby directs that a signed copy of this written Consent be filed with the minutes of the proceedings of the board of directors and the shareholders of the Corporation.

Brett Lovegrove

Brett Lovegrove, Sole Director